Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information dated October 15, 2021.
We also consent to the incorporation by reference of our reports dated October 15, 2021, with respect to the financial statements of:
•Long Only Sub-Fund, a sub-fund of Ecofin Vista Master Fund Limited (formerly known as Tortoise Vista Master Fund Limited)
•Long Only Sub-Fund, a sub-fund of Ecofin Vista Fund Limited (formerly known as Tortoise Vista Fund Limited)
•Long Only Sub-Fund, a sub-fund of Ecofin Vista Fund L.P. (formerly known as Tortoise Vista Fund L.P.)
for the period from 1 May 2019 (date of commencement of operations) to 31 December 2019 and for the year ended 31 December 2020, into this Post-Effective Amendment No. 514 to the Registration Statement (Form N-1A, File No. 333-172080), filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Dublin, Ireland October 15, 2021